UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2026

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

maryland

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ABR	New York Stock Exchange
Preferred Stock, 6.375% Series D Cumulative Redeemable, par value $0.01 per share	ABR-PD	New York Stock Exchange
Preferred Stock, 6.25% Series E Cumulative Redeemable, par value $0.01 per share	ABR-PE	New York Stock Exchange
Preferred Stock, 6.25% Series F Fixed-to-Floating Rate Cumulative Redeemable, par value $0.01 per share	ABR-PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

On July 6, 2026, Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), completed the issuance and sale of $375 million aggregate principal amount, including the Option (as defined below), of its 6.25% Convertible Senior Notes due 2029 (the “Notes”) pursuant to a purchase agreement (the “Purchase Agreement”), by and among the Company, Arbor Realty Limited Partnership, a Delaware limited partnership, and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”), whereby the Company agreed to sell to the Initial Purchasers and the Initial Purchasers agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the Purchase Agreement, the Notes (the “Offering”). Pursuant to the Purchase Agreement, the Company granted the Initial Purchasers the right to purchase, exercisable within a 13-day period, up to an additional $50 million aggregate principal amount of the Notes (the “Option”). The Initial Purchasers exercised the Option in full on July 1, 2026.

The Notes will be senior unsecured obligations of the Company, bear interest at a rate equal to 6.25% per year, payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2027 and will mature on July 1, 2029 (the “Maturity Date”), unless earlier converted or repurchased. The Company will not have the right to redeem the Notes prior to maturity and no sinking fund is provided for the Notes. The Notes will be convertible prior to April 1, 2029 upon the satisfaction of certain conditions and at any time on or after April 1, 2029 until the close of business on the second scheduled trading day immediately preceding the Maturity Date. Upon conversion, the Company will settle the Notes by paying cash and, if applicable, delivering shares of the Company’s common stock, at the Company’s election.

The conversion rate will initially be 164.0016 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $6.10 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the Maturity Date, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances.

If the Company undergoes a fundamental change (as defined in the Indenture (as defined below)), holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The gross proceeds to the Company from the sale of the Notes, including the exercise of the Option, was $375 million, before deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the gross proceeds from the Offering to (i) use approximately $11.6 million to repurchase 2,140,300 shares of its common stock concurrently with the pricing of the Offering in privately negotiated transactions through one of the initial purchasers or its affiliate, as its agent; (ii) repurchase approximately $102.7 million of shares of its common stock pursuant to the Prepaid Forward Transaction described below; (iii) use a portion of the proceeds, together with cash on hand, to redeem in full the Company’s outstanding $270 million of 4.50% Senior Notes due September 1, 2026 at par plus accrued and unpaid interest; and (iv) use any remaining proceeds from the Offering for general corporate purposes.

The Notes were issued under an indenture, dated as of July 6, 2026, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Indenture”).

The Notes and the common stock issuable upon conversion of the Notes, if any, were offered and sold in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The offering was made only to persons reasonably believed to be “qualified institutional buyers” under Rule 144A. The Notes and the common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction. Unless so registered, the Notes and the common stock issuable upon conversion of the Notes, if any, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Initially, a maximum of 69,188,175 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 184.5018 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Copies of the Indenture and the form of the Notes are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Indenture and the form of the Notes.

Prepaid Forward Transaction

On June 30, 2026, in connection with the pricing of the Notes, the Company entered into a prepaid forward stock purchase transaction (the “Prepaid Forward Transaction”) with one of the initial purchasers of the Notes or its affiliates (in this capacity, the “Forward Counterparty”). The initial aggregate number of shares of the Company’s common stock underlying the Prepaid Forward Transaction is 18,941,200 shares. On July 6, 2026, the Company used approximately $102.7 million of the gross proceeds of the Offering of the Notes to fund the Prepaid Forward Transaction.

The Prepaid Forward Transaction is a separate transaction between the Company and the Forward Counterparty and is not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Prepaid Forward Transaction.

The above description of the Prepaid Forward Transaction is a summary and is not complete. A copy of the form of confirmation for the Prepaid Forward Transaction is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the form of confirmation set forth in such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit
4.1	Indenture, dated as of July 6, 2026, between Arbor Realty Trust, Inc. and U.S. Bank Trust Company, National Association, as trustee

4.2	Form of 6.25% Convertible Senior Notes due 2029 (included in Exhibit 4.1 hereto)

10.1	Form of Confirmation for Prepaid Forward Transaction

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

	By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

Date: July 6, 2026